SHARE SWAP AGREEMENT

The parties to this SHARE SWAP AGREEMENT (the "Agreement") are
Legend Motors Worldwide, Inc. (the "Buyer"), and George A.
Recentio (the "Seller") (Buyer and Seller collectively constituting the "Parties"). The Parties enter into this Share
Swap Agreement on this 28th day of April, 2005.

WHEREAS, Buyer is the owner of 100,000 (One Hundred Thousand) shares of Legend Motors Worldwide, Inc; and

WHEREAS, Seller is the owner of 10 (ten) shares of GT 40 North
America, Inc.; and

WHEREAS, the Parties are desirous of executing a swap of their respective shares; Buyer will transfer the shares to Seller and Seller will transfer the shares to Buyer; and

WHEREAS, the 100,000 shares of Legend Motors Worldwide, Inc and the 10 shares of GT 40 North America, Inc. represent equal values;

NOW THEREFORE, the parties hereby agree as follows:

1.	Definitions.  As used herein, the following terms
shall have the following meanings:

(a)	"Securities Act" means the Securities Act of
1933, as amended.

(b)	"Exchange Act" means the Securities Exchange Act
of 1934, as amended.

(c)	"Register," "registered," and "registration"
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

(d)	"Registrable Securities" means that number of shares of
Common Stock purchased by the Holder and any additional shares of Common Stock that may be issued by the Company as a dividend or other distribution in respect of those shares.

(e)	"SEC" means the Securities and Exchange Commission.

2.	The Shares.

(a)	The shares of both Legend Motors Worldwide, Inc. and GT 40
North America, Inc. (collectively, the "Companies") have not been registered in any jurisdiction, Including, but not limited to registration pursuant to the Securities Act or the Registration Act, nor under any State securities Act or any foreign registration act.

(b) The Parties agree that certificates representing ownership of the shares shall bear a restrictive Rule 144 legend, and may not be sold or transferred, except pursuant to the respective company filing a registration statement, pursuant to Rule 144 of the Securities Acts of the United States of America. Any removal of the legend on the respective shares shall require an opinion of counsel, with the respective company's counsel consenting to any opinion from an independent source.

(c) Each Party represents that the shares held by each are free and clear of any liens, claims, mortgage, hypothecation agreement and are fully paid and non-assessable and that the respective party is free to transfer said shares, without reservation.

3.	Cooperation with the Companies.

(a)	The Parties will cooperate with the Companies in
all respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the transfer of the shares in connection with this swap of the securities.

(b)	When the respective shares are delivered pursuant
to Paragraph 4, below, each certificate shall have attached to it a signature guarantee, with a Medallion guarantee or any other type of signature guarantee acceptable by the respective company or its transfer agent.

4.      The Swap

Within ten (10) business days after the execution of this Agreement, the Parties shall deliver their respective shares, with appropriate signature guarantee to Commerce Street Venture Group, Inc., who shall submit the share certificates to the respective transfer agent for the companies, with instructions to transfer the shares into the name of the other party. When the shares of both parties are returned, after appropriate transfer, Commerce Street Venture Group, Inc. shall then deliver the respective new shares to the parties.

5.	Miscellaneous.

(a)	Waiver.  No waiver by any party of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

(b)	Notices.  All notices and other communications pursuant to this
Agreement shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


Legend Motors Worldwide, Inc.
17322 Westfield Park Road
Westfield, IN  46074


George A. Recentio
6503 Lakeside Woods Circle
Indianapolis, IN  46278


Commerce Street Venture Group, Inc
17322 Westfield Park Road
Westfield IN 46074


Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three (3) days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

(c)	Invalidity of Provisions.  If any provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(d)	Entire Agreement.  This Agreement contains the entire
understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, oral or written, between the parties with respect to the subject matter hereof.

(e)	Counterparts; Facsimile Signatures.  This Agreement may be
executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Facsimile signatures hereon shall have the same legal force and effect as original signatures.

(f)	Successors and Assigns.  This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

(g)	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Indiana applicable to contracts made and to be preformed therein without otherwise giving effect to principles of conflicts of laws. Venue for any action hereunder shall be proper only in the State of Indiana.

(h)	Amendments.  This Agreement may be amended only by the
written consent of all parties hereto.

(i)	Headings.  The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(j)	Expenses.  Each party shall be responsible for their
respective costs associated in connection with this Agreement.
In the event of any litigation arising pursuant to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

	IN WITNESS WHEREOF, the parties hereto have caused this SHARE SWAP AGREEMENT to be executed and delivered as of the 28th day of April, 2005.




                            /s/ John G. Pendl
                            _________________________
                            Legend Motors Worldwide, Inc.
                            By: John G. Pendl, Secretary and Treasurer



                            /s/ George A. Recentio
                            _________________________
                            George A. Recentio







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